SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
         Date of Report (date of earliest event reported): June 7, 2003


                           GRANGE NATIONAL BANC CORP.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    PENNSYLVANIA                   000-13664                      23-2314065
--------------------         ------------------                 ----------------
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
of Incorporation)                                            Identification No.)


    198 E. TIOGA ST., TUNKHANNOCK, PENNSYLVANIA                   18657
----------------------------------------------------------        -----
    (Address of Principal Executive Offices)                    (Zip Code)


                                 (570) 836-2100
                     --------------------------------------
                         (Registrant's Telephone Number)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Effective as of June 7, 2003, Grange National Banc Corp. ("Company") entered into an Agreement and Plan of Merger ("Merger Agreement") with Community Bank System, Inc., a bank holding company based in DeWitt, New York ("CBSI"). Pursuant to the Merger Agreement, subject to the satisfaction of a number of conditions, the Company will merge (the "Merger") with and into CBSI, with CBSI being the surviving corporation. Following the Merger, CBSI expects to merge the Company's bank subsidiary, Grange National Bank, with and into CBSI's bank subsidiary, Community Bank, N.A. ("Bank"), with the Bank being the continuing bank.

         Upon completion of this transaction, CBSI will have over $3.7 billion in assets and the Bank will become the second largest community banking franchise headquartered in Upstate New York, with 128 customer facilities and 95 ATMs stretching diagonally from Northern New York to the Southern Tier, west to Lake Erie, and in Northeastern Pennsylvania. CBSI's common stock ("CBSI Common Stock") is registered pursuant to section 12(b) of the Securities Exchange Act of 1934, as amended (File No. 0-11716). Accordingly, CBSI files reports, statements and other information with the Securities and Exchange Commission (the "Commission"), which contain additional information concerning CBSI. These reports, statements and other information are available from the Commission.

         Each share of Company common stock ("Company Common Stock") issued and outstanding at the time the Merger is consummated will be converted into (i) $42.50 in cash (the "Cash Consideration"), (ii) a number of shares of CBSI Common Stock equal to one share multiplied by the Exchange Ratio (as defined below), and cash in lieu of fractional shares, if any (the "Stock Consideration"), or (iii) a combination of both, whereby 70% and 30% of the shares of Company Common Stock held by each holder will be converted into the right to receive the Stock Consideration and Cash Consideration, respectively. If the average closing sale price of CBSI Common Stock over the 20 trading-day period immediately prior to the Merger, as reported on the New York Stock Exchange (the "Average Market Price"), is between $29.88 and $40.43, then the exchange ratio for the Merger (the "Exchange Ratio") will be fixed at 1.209. However, if the Average Market Price is greater than $40.43, the Exchange Ratio will be adjusted to a quotient (rounded to the nearest one-thousandth of a dollar) obtained by dividing $48.88 by the Average Market Price. On the other hand, if the Average Market Price is less than $29.88, the Exchange Ratio will be adjusted to a quotient (rounded to the nearest one-thousandth of a dollar) obtained by dividing $36.13 by the Average Market Price.

         Each holder of Company Common Stock will be entitled to make an election of the type of consideration that such holder desires to receive in the Merger, subject to certain pro ration and allocation mechanisms outlined in the Merger Agreement which are designed to ensure that (i) no more than 70% of the issued and outstanding shares of Company Common Stock will be converted into the right to receive the Stock Consideration, and (ii) at least 30%, but no more than 45%, of the issued and outstanding shares of Company Common Stock will be converted into the right to receive the Cash Consideration.

         CBSI also agreed to assume outstanding stock options to purchase shares of Company Common Stock, all of which options will be accelerated and be immediately exercisable in full upon consummation of the Merger. Based on the number of shares of Company Common Stock and stock options issued and outstanding on June 7, 2003, assuming that the Exchange Ratio will be 1.209 and that 70% of the issued and outstanding shares of Company Common Stock will be converted into the right to receive shares of CBSI Common Stock in the Merger, CBSI is expected to issue approximately 1.38 million shares of CBSI Common Stock and assume options to purchase approximately 233,000 shares of CBSI Common Stock upon consummation of the Merger. The Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         In the Merger Agreement, CBSI agreed to elect two individuals designated by the Company's Board of Directors, to be determined prior to the consummation of the Merger, to the Boards of Directors of CBSI and the Bank. It is a condition to closing that Thomas A. McCullough, President and Chief Executive Officer of the Company, enter into an employment agreement with CBSI, pursuant to which Mr. McCullough will serve as its President, Pennsylvania Banking, and manage all of CBSI's post-merger banking business in Northeastern Pennsylvania, including the 13 First Liberty Bank and Trust branches currently operated by CBSI. CBSI also agreed to establish an advisory board, consisting of the current directors of the Company (other than any director who will serve on CBSI's Board of Directors after the Merger) who agree to serve in such capacity following the Merger and Sanford A. Belden, President and Chief Executive Officer of CBSI, to advise CBSI on matters relating to the markets previously served by the Company.

         In connection with the execution and delivery of the Merger Agreement, each director of the Company has agreed to enter into an agreement which requires him or her to vote in favor of the approval of the Merger Agreement and the Merger all of the shares of the Company Common Stock that he or she is entitled to vote.

         Consummation of the Merger is subject to a number of conditions, including the receipt of regulatory approvals and the approval of the shareholders of the Company. Subject to the satisfaction of all conditions, the parties are working to complete the Merger in the fourth quarter of 2003.

         The foregoing descriptions of and references to all of the above-mentioned agreements are qualified in their entirety by reference to the complete texts of the agreements that are filed herewith and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         (c)  EXHIBITS.

EXHIBIT NO.                        DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of June 7, 2003, by and between Community Bank System, Inc. and Grange National Banc Corp.

99.1 Form of Voting Agreement, dated as of June 7, 2003, by and between Community Bank System, Inc. and directors and executive officers of Grange National Banc Corp.

99.2 Form of Employment Agreement to be entered into by and between Community Bank System, Inc. and Thomas A. McCullough.

99.3 Joint Press Release, dated June 9, 2003, issued by Community Bank System, Inc. and Grange National Banc Corp. (1)

------------------------
(1) Incorporated herein by reference to a copy thereof filed by Community Bank System, Inc. on June 9, 2003, pursuant to Rule 425 under the Securities Act of 1933, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GRANGE NATIONAL BANC CORP.

Date:  June 18, 2003             By: /S/ THOMAS A. MCCULLOUGH
                                    -------------------------
                                    Name: Thomas A. McCullough
                                    Title: President and Chief Executive Officer